Shanghai iResearch Co., Ltd.
3/F, Building H
Xuhui Wanke Center No. 9333 Humin Road
Xuhui District Shanghai
PRC

December 5th, 2022

NEOTV GROUP LIMITED
Building1,No. 2,
No. 40 Wenshui Road,
Jing'an District, Shanghai

Re: Consent of iResearch Consulting Group

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1 (the "Registration Statement") filed by NEOTV GROUP LIMITED(the "Company") with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the "Proposed IPO").

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry research report titled "**Chinese eSports and eSports Events Operation Industry Report** " (the "Report"), and any subsequent amendments to the Report , as well as the citation of our independent industry information reports and amendments thereto, (i) in the Registration Statement and any amendments thereto; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the "SEC Filings"), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO, and (vi) in other publicity and marketing materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes. In giving such consent, we do not thereby admit that we come within category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

[Signature page follows]

Yours faithfully,
Shanghai iResearch Co., Ltd., China

Name: 吕卓娅
Title: Vice President